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                                                                      EXHIBIT 99

Retractable Technologies, Inc. Hires Halliburton Investor Relations to Implement Strategic Financial Communications Program

LITTLE ELM, Texas - April 10, 2002 -- Retractable Technologies, Inc. (AMEX:
RVP), a leading manufacturer of safety needle devices, today announced that the company has retained Halliburton Investor Relations (HIR) to develop and implement the company's strategic financial communications efforts. HIR specializes in marketing undervalued companies to Wall Street, particularly companies whose market receptivity has not been consistent with demonstrated positive performance.

"After analyzing the trading history of RVP since Retractable went public in May 2001, it was clear that company's achievements have not been appropriately recognized within the investment community," said Alan D. Halliburton, president of Halliburton Investor Relations. "Retractable has posted numerous successes that are unreflected in the current stock price: The company's revenue growth has increased significantly every year since 1997. Retractable's results are rapidly approaching breakeven, and the company should be profitable in 2002. The legislative environment for Retractable's business has improved substantially with the signing and implementation of the Needlestick Safety and Prevention Act, and the company has a multi-year National Marketing and Distribution agreement with Abbott Laboratories, Inc. (Abbott) a key distribution partner. In addition to marketing and distribution, the agreement calls for a new product team comprised of Retractable and Abbott representatives for the purpose of developing new products utilizing the automated retraction technology."

Halliburton continued, "We believe that broader exposure to a strategically targeted group of investment professionals will heighten the awareness of Retractable by Wall Street. Ultimately this effort should reduce market instability and result in an improved valuation for the stock."

Thomas J. Shaw, president and CEO of Retractable, said, "Halliburton IR is ideally suited to the needs of Retractable Technologies. The company has a twelve-year history of client successes in the investor relations arena. We look forward to a long, prosperous relationship with HIR."

Retractable Technologies manufactures and markets VanishPoint(R) automated retraction safety syringes and blood collection devices, which virtually eliminate health care worker exposure to accidental needlestick injuries. These revolutionary devices use a patented friction ring mechanism that causes the contaminated needle to retract automatically from the patient into the barrel of the device. VanishPoint(R) safety needle devices are distributed to the acute care hospital market by Abbott (NYSE: ABT) and to the alternate care market by various specialty and general line distributors. For more information on Retractable, visit the company's Web site at www.retractabletechnologies.com.
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Halliburton Investor Relations was formed in 1990 to provide a superior caliber of investor relations representation to publicly traded companies. Based in Dallas, Texas, the firm's primary focus is marketing its clients' stories to Wall Street by carefully targeting and proactively contacting investment professionals who should have an interest in the stock. HIR develops communications programs designed to produce maximum results, cultivating highly targeted, quality contacts in the financial community, then building on these strategic investor relationships. Over the last twelve years, numerous clients have benefited from HIR's financial communications programs through broadened institutional ownership, enhanced trading volume and, over time, an improved stock price. For more information on HIR, access www.halliburtonir.com.
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Forward-looking statements in this press release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and reflect the company's current views with respect to future events. The company believes that the expectations reflected in such forward-looking statements are accurate. However, the company cannot assure you that such expectations will occur. The company's actual future performance could differ materially from such statements. Factors that could cause or

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contribute to such differences include, but are not limited to: the impact of dramatic increases in demand; the company's ability to quickly increase its production capacity in the event of a dramatic increase in demand; the company's ability to access the market; the company's ability to continue to finance research and development and operations and expansion of production through equity and debt financing, as well as sales; the increased interest of larger market players in providing safety needle devices; and other risks and uncertainties that are detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

Investor Contacts:
Douglas W. Cowan                    or            Matt Kreps
Chief Financial Officer                           Halliburton Investor Relations
(888) 806-2626 or (972) 294-1010                  (972) 458-8000
rtifinancial@vanishpoint.com                      mkreps@halliburtonir.com
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